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                                                                Exhibit 10.44

                    EMPLOYMENT AND NON-DISCLOSURE AGREEMENT

        THIS EMPLOYMENT AND NON-DISCLOSURE AGREEMENT ("Agreement") is made, entered into and effective as of this 1st day of September, 1996, by and between UStel, Inc., ("Employer"), and Dan Knoller, an individual ("Employee"), with reference to the following facts:

                                R E C I T A L S

        WHEREAS Employee previously was engaged by Employer as an independent contractor from January 1, 1994 through December 31, 1995 (the "Independent Agent Relationship");

        WHEREAS, pursuant to the Independent Agent Relationship, Employee was to receive, through December 31, 1995, commissions as his primary compensation from Company for the independent contractor services he had been providing;

        WHEREAS, the parties have agreed to terminate the Independent Agent Relationship, (and any and all agreements for payment of commissions) effective as of December 31, 1995 and to employ Employee as of January 1, 1996;

        WHEREAS the parties hereto wish to formalize the employment relationship as more fully set forth herein;

        WHEREAS, as a result of both Employee's employment with Employer, and the Independent Agent Relationship, Employee has acquired knowledge of Employer's trade secrets, including confidential information concerning product and service marketing plans and strategy, pricing policies, customer needs and peculiarities, and customer lists and detailed information regarding Employer's technology incorporated in Employer's products and services (the "Trade Secrets");

        WHEREAS, Employer desires that Employee be employed as set forth herein, such employment to become effective on the date first set forth above; and

        WHEREAS, Employee is willing to be employed by Employer as described under the terms and conditions herein stated.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

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    1.      Employment, Services, and Duties

        1.1 Employer hereby employs Employee and Employee hereby agrees to perform the services of Director of International Business Development, with the duties consistent therewith. Employee agrees to devote all of his efforts, and shall devote a minimum of forty hours (40) per week (during regular business hours) to rendering the services for which Employee has been hired. Employee shall not engage in any other activity which conflicts with or otherwise might be deemed a business opportunity of Employer during the term of this Agreement. Employee shall not engage in any other activity which conflicts with or otherwise might be deemed a business opportunity of Employer during the term of this Agreement. Employee shall render his services to Employer by and subject to the instructions and directions of Employer's Chief Executive Officer to whom Employee shall directly report.


    2.     Term and Termination

        2.1 Unless sooner terminated pursuant to Paragraph 2.2 hereof, Employee's employment shall commence on the date first set forth above and shall continue through December 31, 1997 unless extended by the mutual written agreement of Employer and Employee (the "Term").

        2.2 Employee's employment shall terminate prior to the expiration of the Term upon the happening of any of the following events:

                (a) Upon the death of Employee;
                (b) For cause by the Employer, that is to say only:

                        (i) if Employee is convicted of (or pleads nolo contendere to) or at any time prior to employment by Employer, has been convicted of (or pled nolo contendere to) a crime of dishonesty or breach of trust or crime leading to incarceration of more than ninety (90) days (including, without limitation, embezzlement or theft from Employer) or the payment of a penalty or fine of $10,000 or more;

                        (ii) upon a determination by Employer that Employee has engaged in willful misconduct in the performance of his duties under this Agreement or has refused to perform the services which he has been hired to perform, or has committed an act of fraud, theft or dishonesty against Employer;

                        (iii) if Employee engages or participates, in any manner, in any business which competes with or would otherwise be deemed a business opportunity of Employer;

                        (iv) if Employee has materially breached any of the terms of this Agreement or any other material legal obligation to Employer including, without limitation, a breach of trust or fiduciary duty involving Employer or a material violation of policies or procedures of Employer and has not cured any such breach within thirty (30) days after having



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been given written notice thereof by Employer; or

                        (v)     any determination of "cause" as used in this
Section 2.2(b) shall be made only in good faith by an affirmative majority vote of the Board of Directors of the Employer;

                (d)     By mutual agreement between Employer and Employee;

        2.3 Except for the remaining obligations set forth in Sections 7, 8, 9 and 10 herein, in the event that Employee's employment is terminated pursuant to Sections 2.2(a), (b), (c) or (d) herein, neither Employer or Employee shall have any remaining duties or obligations hereunder, except that Employer shall pay to Employee, or his representatives, on the date of termination of employment ("Termination Date"),

                (a) such compensation as is due pursuant to Section 3.1(a) herein, prorated through the Termination Date; and

                (b) expense reimbursements due and owing to Employee as of the Termination Date.

        2.4     There is no Section 2.4.
        2.5     There is no Section 2.5.
        2.6     There is no Section 2.6.
        2.7     This Agreement shall not be terminated by any:

                (a) Merger, whether the Employer is or is not the surviving corporation; or

                (b) Transfer of all or substantially all of the assets or capital stock of the Employer.

        2.8 In the event of any merger, transfer of assets or capital stock, dissolution, liquidation, or consolidation, the surviving corporation or transferee, as the case may be, shall be bound by and shall have the benefits of this Agreement, and the Employer shall take all action to ensure that such corporation or transferee is bound by the provisions of this Agreement.

   3.   Compensation

        3.1 As the total consideration for the services which Employee agrees to render hereunder, Employee is entitled to the following:

                (a)     A monthly salary ("Salary") of Eight Thousand Dollars
($8,000)


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payable on a monthly basis in arrears not later than five (5) days after the end of each month subsequent to the first month of this Agreement;

                        (b) Employee shall be entitled to standard vacations based on number of years of employment with Employer. Employee's vacations shall be under Employer's usual policies applicable to all employees.

                        (c) Such other benefits as the Board of Directors of Employer, in its sole discretion, may from time to time provide.

                3.2 Employer shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation of Employee. At Employee's option, all compensation and expense advances shall be sent by wire transfer to Employee's bank account in Israel.

                3.3 The commission agreement previously entered into between the parties shall be deemed terminated as of December 31, 1995.

                3.4 The parties agree that as of August 31, 1996, Employee was owed, in total, the sum of $23,250.00 for services rendered both under the Independent Agent Relationship and as an employee, which amount remains due and owing (the "Past Due Compensation"), together with compensation pursuant to this Agreement for September and October 1996, in three (3) equal monthly installments of $13,083.00 each, on September 20, 1996, October 20, 1996 and November 20, 1996.

        4. Options

                4.1 Employee shall be entitled to participate in either Employer's 1993 Stock Option Plan or a separate plan consistent herewith (in which case this Section 4 shall constitute such separate plan), pursuant to which Employee shall receive the following incentive stock options in year one of the Agreement:
                        (a) An option to purchase up to 100,000 shares of Employer's common stock, at an exercise price of Five Dollars ($5.00) per share, which shall be deemed to have vested on October 1, 1996. Such option shall have a five year term notwithstanding any earlier termination;

                        (b) All shares derived from the exercise of options granted pursuant to this Section 4.1 will be restricted and subject to Rule
144. The options granted hereunder shall be non-transferable except by will or descent to the estate of Employee.

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                (c) The aggregate number of shares subject to the options
granted pursuant to this Section 4.1 shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Stock of Employer resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without the Employer's receipt of consideration therefor in money, services or property.

        5. Expenses

           5.1 Subject to the limitations set forth in Paragraph 5.2 above, Employer shall reimburse Employee for all travel, lodging, office, entertainment and other miscellaneous out-of-pocket expenses reasonably incurred by him in connection with the performance of the services to be rendered hereunder. Employee shall be required to obtain Employer's prior written consent for any expense or aggregate expenses exceeding $500.00 in any given month. Such reimbursement shall be promptly made upon presentation to Employer, provided that:

                (a) Each such expenditure is of a nature qualifying it as a proper deduction of the Federal and State Income Tax Return of Employer; and

                (b) Employee furnishes to Employer adequate records and other documentary evidence required by Federal and State statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

           5.2 Employer shall provide Employee with office and related support in an amount not to proceed $2,500.00 per month.

        6. Section 6 Intentionally Omitted.

        7. Non-Competition

           (a) During the term of this Agreement, Employee shall not, directly or indirectly, engage or participate in, prepare or set up, assist or have any interest in any person, partnership, corporation, firm, association, or other business organization, entity or enterprise (whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise) that engages in any activity, which is the same as, similar to, or competitive with any activity now engaged in by Employer or in any way relating to the business currently conducted by Employer in those geographic areas where Employer conducts its business.

           (b) Nothing contained in this Agreement shall be deemed to preclude Employee from purchasing or owning, directly or beneficially, as a passive investment, one percent (1%)


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or less of any class of a publicly traded security of any entity, if he does not actively participate in or control, directly or indirectly, any investment or other decisions with respect to such entity.

 8.  Confidentiality

     Employee shall keep all Trade Secrets confidential; use Trade Secrets only in the course of his duties hereunder; maintain in trust, as Employer's property, all documents concerning Employer's business, including his own work papers of any kind including telephone directories and notes, and any and all copies thereof in his possession or under his control; and transfer to Employer all documents that belong to Employer and any and all copies that are in his possession or under his control when his Employment terminates, or at any other time upon request by Employer.

 9.  Injunctive Relief

     Employee hereby acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of Sections 5 and 7 herein and, accordingly, that Employer shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions to enforce such Sections without the necessity of proving actual damages therewith. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages or enforce any other of its legal and/or equitable rights or defenses.

 10. Severable Provisions

     The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

 11. Binding Agreement

     This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns.

 12. Captions

     The Section captions are inserted only as a matter or convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.


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        13.  Entire Agreement

             This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, between Employee and Employer and its affiliates. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto and unless such writing is made by an executive officer of Employer. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

        14.  Governing Law

             This Agreement shall be governed and construed in accordance with the laws of the State of California. Any action arising hereunder shall be brought in the appropriate court with venue in Los Angeles, California.

        15.  Notices

             All notices and other communications under this Agreement shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

             If to the Employer to:

             Robert L.B. Diener, President
             UStel, Inc.
             2775 South Rainbow Blvd., Ste 102
             Las Vegas, NV 89102
             Telephone: (702) 247-7400
             Facsimile: (702) 247-7447

             If to the Employee, to:

             Dan Knoller
             18 Leah Street, Unit 7
             Tel Aviv, Israel
             Telephone: 011-972-3-649-6969


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All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three days after deposit in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company, delivered by hand to the addressee or one day after delivery to the courier service.

        16.     Attorney's Fees

                In the event that any party shall bring an action or proceeding in connection with the performance, breach and interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expense of litigation or arbitration, including reasonable attorney's fees, court costs, costs of investigation and other costs reasonably related to such proceeding.

        IN WITNESS WHEREOF, this Employment Agreement is executed as of the day and year first above written.

                                        "EMPLOYER"

                                         USTEL, INC.



                                         By: ______________________________
                                                Robert L.B. Diener
                                         ITS:   President/CEO


                                         "EMPLOYEE"


                                         __________________________________
                                         Danny Knoller



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